POWER OF ATTORNEY

  THE UNDERSIGNED hereby makes, constitutes and appoints Jonathan M.

Rather, Rona Drogy and William H. Hewitt (each an "Attorney"), with full power of substitution, each a true and lawful attorney-in-fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete,

execute and file wit the United States Securities and Exchange Commission (the

"Commission"), one or more initial statements of beneficial ownership of securities,

statements of changes in beneficial owernship of securities, annual statements of beneficial ownership of securities or infomation statements pursuant to Sections

16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that an Attorney deems necessary or appropriate in order to comply with the requirements of said Sections 16(a), 13(d) and 13(g) and said rules and regulations.

  This Power of Attorney shall remain in effect for a period of two years from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.

Dated: May 1, 2005

     /s/ Thomas E. McInerney

     ___________________________________

     Thomas E. McInerney